GUARANTY OF PAYMENT AND PERFORMANCE

This Guaranty of Payment and Performance (this "Guaranty") is made this 18th day of November, 2022, by GDL INC., a Colorado corporation ("Guarantor") in favor of ZONED ARIZONA PROPERTIES, LLC, an Arizona limited liability company ("Landlord").

A. Landlord and CJK, Inc., an Arizona nonprofit corporation ("CJK") are parties to that certain LICENSED MEDICAL MARIJUANA FACILITY TRIPLE NET (NNN) LEASE AGREEMENT dated as of May 01, 2018 (as amended, the "Lease"), for the leasing of the premises located at 410 S. Madison Dr. Tempe, Arizona 85281 (the "Premises").

B. Concurrently with the execution of this Guaranty, the Lease has been assigned from CJK to VSM LLC, a Colorado limited liability company doing business in Arizona as VSM AZ LLC ("New Tenant") pursuant to that certain SECOND AMENDMENT TO THE LICENSED MEDICAL MARIJUANA FACILITY TRIPLE NET (NNN) LEASE AGREEMENT dated on or about an even date herewith (the "Second Lease Amendment" and the Lease, the "Second Amended Lease").

C. In order to induce Landlord to enter into the Second Lease Amendment, Guarantor agreed to execute and deliver to Landlord this Guaranty.

D. Guarantor acknowledges that Landlord would not have entered into the Second Lease Amendment without the execution and delivery by Guarantor of this Guaranty.

NOW THEREFORE, in consideration of the execution of the Second Lease Amendment by Landlord and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged:

1. Guarantor hereby unconditionally guaranties to Landlord the full, complete and timely payment and performance of each and every duty and obligation of New Tenant (and any assignee or successor of New Tenant) under the Second Amended Lease, and any extensions or renewals of and or amendments to the Second Amended Lease. This Guaranty is an absolute, primary, and continuing guaranty of payment and performance and is independent of New Tenant's duties and obligations under the Second Amended Lease. This is an absolute and unconditional and continuing guaranty of payment and performance and not of collection. Guarantor (and if this Guaranty is signed by more than one person or entity, each Guarantor hereunder) shall be primarily liable, jointly and severally, with New Tenant and any other guarantor of New Tenant's obligations.

2. If Guarantor assumes or guaranties the debts or obligations of any Person, or holds itself out to be responsible for the debts of another Person, or pledges any assets of Guarantor to secure the obligations, or otherwise for the benefit, of any Person, or holds out the credit of Guarantor as being available to satisfy the obligations of any Person (collectively and individually, an "Unrelated Guaranty"), then Guarantor shall promptly, and in all events within ten (10) days following the execution of the Unrelated Guaranty, notify Landlord in writing. For purposes hereof, the term "Person" means any natural person, partnership, limited liability company, corporation, trust, joint venture, joint stock company, association, unincorporated organization, government or agency or political subdivision thereof, or other entity, whether acting in an

individual, fiduciary or other capacity.

3. Guarantor further agrees as follows:

A. That this Guaranty shall continue unmodified and undiminished in favor of Landlord (and Landlord's successors and assigns), notwithstanding any extension, modification, amendment, change, or alteration of the Second Amended Lease entered into by and between the parties thereto, or their successors or assigns, and notwithstanding any sublease or assignment of the Second Amended Lease, no extension, modification, amendment, alteration, sublease or assignment of the Second Amended Lease shall in any manner release or discharge Guarantor, and Guarantor hereby consents thereto.

B. That this Guaranty will continue unchanged by any bankruptcy, reorganization or insolvency of New Tenant or any successor or assignee thereof or by any disaffirmance or abandonment by a trustee of New Tenant.

C. That Landlord may, without notice, assign this Guaranty in whole or in part, and no assignment or transfer of the Second Amended Lease or this Guaranty shall operate to extinguish or diminish the liability of Guarantor hereunder.

D. That the liability of Guarantor under this Guaranty shall be primary and, in any right or action which shall accrue to Landlord under the Second Amended Lease, Landlord may, at its option, proceed against Guarantor without commencing any action or having obtained any judgment against New Tenant, or any other Guarantor.

E. To pay Landlord's reasonable attorneys' fees and all costs and other expenses incurred in any collection or attempted collection or in any negotiations relative to the obligations hereby guaranteed or enforcing this Guaranty.

F. That Guarantor hereby waives notice of any demand by Landlord, as well as any and all notice of default or breach in the payment of rent or any other amounts, or the performance of any obligation, contained or reserved in the Second Amended Lease.

G. That the execution of this Guaranty by each Guarantor is a material inducement for Landlord to enter into the Second Amended Lease with New Tenant, and this Guaranty has been entered into knowingly and voluntarily by such Guarantor for the benefit of both New Tenant and Guarantor.

4. The terms and provisions of this Guaranty shall be binding upon and inure to the benefit of the successors, assigns, estates and personal representatives of the parties herein named.

5. Guarantor expressly waives notice of acceptance of this Guaranty, presentment or payment or performance of the Second Amended Lease, non-payment or non-performance of the Second Amended Lease, any right of setoff against amounts due under this Guaranty, protest and notice of protest, demand, notice of dishonor, notice of any and all proceedings to collect amounts due under such agreements and to enforce any security given therefor, and diligence in collecting sums due under such agreements or to any liability under this Guaranty. Guarantor also waives any right to require Landlord to proceed against New Tenant, to proceed against or exhaust any

security held to guaranty performance of New Tenant's obligation to Landlord from New Tenant or to pursue any other remedy whatsoever available to Landlord. Guarantor expressly waives any defense arising by reason of any disability or other defense of New Tenant, by reason of the cessation from any cause whatsoever of the liability of New Tenant, or by reason of Landlord's election of any remedy against New Tenant or Guarantor, or both, including without limitation, election of Landlord to exercise its right to terminate the Second Amended Lease. Guarantor further waives all defenses afforded guarantors and all rights based on suretyship or impairment of collateral under the laws of the State of Arizona, including but not limited to: (1) the benefits of the provisions of Arizona Revised Statutes Sections 12-1566(E), 12-1641 *et seq.*, 44-141, 44-142 or 47-3605, Arizona Rules of Civil Procedure Rule 17(f), and any and all other laws, rules and statutes of similar import, and any other statutes or rules, which set forth certain rights and obligations among guarantors, debtors and creditors, to the extent applicable; and (2) to the extent applicable, the benefits of any statutory provision limiting the right of Landlord to recover a deficiency judgment, or to otherwise proceed, against any person or entity obligated for payment of the any of New Tenant's obligations after any foreclosure of any collateral securing any part of the indebtedness and other obligations of the Second Amended Lease, including, without limitation, the benefits, if any, of Arizona Revised Statutes Section 33-814 and § 12-1566; and (3) any implied right of reimbursement or contribution from New Tenant or any other claim against New Tenant at law or in equity.

6. In the event of any default or breach in the performance of New Tenant's duties or obligations under the Second Amended Lease, Landlord shall have the right (a) to enforce its rights under this Guaranty, and/or (b) to enforce its rights against New Tenant including, without limitation, its rights under any and all such instruments in any order, and all remedies available to Landlord shall be non-exclusive and cumulative. The obligations of Guarantor hereunder are independent of the obligations of New Tenant, and Landlord may enforce its rights under this Guaranty without first proceeding against or joining New Tenant or any other person and without applying or enforcing any security for the Second Amended Lease. Guarantor hereby waives any rights that Guarantor may have to compel Landlord to proceed against New Tenant or against any security from New Tenant for such agreements or to participate in any such security. Guarantor hereby authorizes Landlord, its successors and assigns, in their sole discretion, without notice to Guarantor, to exercise any right or remedy which Landlord may have, even though any rights which Guarantor may have against the New Tenant or others may be diminished or destroyed by the exercise or election to exercise any such remedy.

7. Guarantor hereby authorizes Landlord, without notice to Guarantor, to apply all payments and credits received from New Tenant or from Guarantor or realized from the security from New Tenant for the Second Amended Lease, in such manner and in such priority as Landlord in its sole judgment shall see fit.

8. If any term or provision of this Guaranty shall be determined to be illegal or unenforceable, all other terms and provisions hereof shall nevertheless remain effective and shall be enforced to the fullest extent permitted by law.

9. The use of the singular herein shall include the plural. The obligation of two or more parties shall be joint and several.

10. This Guaranty is governed and shall be construed by the laws of the State of Arizona (without regard to conflict of laws rules), and Guarantor consents to jurisdiction and venue in the federal and state courts in Phoenix, Arizona. If either party hereto participates in an action against the other party arising out or in connection with this Guaranty, the prevailing party shall be entitled to recover from the other party the prevailing party's reasonable attorneys' fees, collection costs and other costs incurred in connection with such action.

11. Until all indebtedness and obligations of New Tenant to Landlord shall be paid and performed in full under the Second Amended Lease, Guarantor shall have no right of subrogation and waives any right to enforce any remedy which Guarantor now have or may hereafter have against New Tenant.

12. Guarantor agrees that to the extent New Tenant or Guarantor make any payment to Landlord, and all or any part of such payment is subsequently invalidated, declared to be fraudulent, or preferential, set aside or required to be repaid by Landlord or paid over to a trustee, receiver or any other entity, whether under any bankruptcy act or otherwise (any such payment is hereinafter referred to as a "Preferential Payment"), then this Guaranty shall continue to be effective or shall be reinstated, as the case may be, and, to the extent of such payment or repayment by Landlord, the debt, indebtedness, or obligation or part thereof intended to be satisfied by such Preferential Payment shall be revived and continued in full force and effect as if said Preferential Payment had not been made.

13. Provided that Landlord shall have delivered written notice to New Tenant of New Tenant's Default under the Second Amended Lease, if and only if such notice is required, and New Tenant shall have failed to cure such Default within the applicable cure period, if and only if there exists a cure period (a "New Tenant Default"), Guarantor agrees that any indebtedness or obligations of New Tenant held by or payable to Guarantor (or any of them) are hereby and shall be unconditionally subordinated to the debt, indebtedness and obligations owing to Landlord under the Lease and under this Guaranty, and to the rights of Landlord thereunder and hereunder. On the occurrence of a New Tenant Default Guarantor agrees that all existing and future indebtedness owing from New Tenant to Guarantor shall not, without the prior written consent of Landlord, be paid in whole or in part, nor will Guarantor accept payment of or on account of any such subordinated indebtedness, while this Guaranty is in effect. Each payment by New Tenant to Guarantor in violation of this Guaranty shall be received by Guarantor expressly in trust for Landlord and shall be paid to Landlord immediately on account of the debt, indebtedness and obligations owing to Landlord under this Guaranty, and Landlord shall account to New Tenant and Guarantor for each such payment received from the trust. No such payment shall reduce or affect in any manner the liability of Guarantor under this Guaranty. To the extent Guarantor's waiver of its rights of subrogation, reimbursement or contribution as set forth in this Guaranty is found by a court of competent jurisdiction to be void or voidable for any reason, Guarantor agrees that Guarantor's rights of subrogation and reimbursement against New Tenant and Guarantor's right of subrogation against any collateral or security shall be unconditionally junior and subordinate to Landlord's rights against New Tenant and to Landlord's right, title and interest in such collateral or security, and Guarantor's right of contribution against any other guarantor or pledgor shall be unconditionally junior and subordinate to Landlord's rights against such other guarantor or pledgor.

14. Guarantor shall provide audited financial statements (including balance sheets, profit and loss statements, most recent tax returns, and other customary documents) to Landlord on an annual basis within sixty (60) days after the end of each calendar year. Guarantor shall promptly (but in no event later than seven (7) days after request by Landlord) provide Landlord, from time to time, upon request by Landlord, such request limited to one (1) per calendar quarter, with complete and comprehensive personal financial information and statements regarding Guarantor's wealth, liabilities, income and other financial matters pertinent to Guarantor (in form reasonably acceptable to Landlord), all of which shall be certified by Guarantor to be true and complete in all respects as of the date of such statements, and if requested by Landlord, such personal financial statements shall be audited and certified for the benefit of Landlord, at Guarantor's cost, by an independent certified accountant acceptable to Landlord. Landlord reserves the right to require Guarantor to cause its affiliates, principals or other appropriate entities or Persons to sign a guaranty of the Second Amended Lease in substantially the same form as this Guaranty if the financial statements and information provided by Guarantor hereunder indicate a lack of liquidity, assets, and/or financial ability to guaranty and secure the Indebtedness, subject to the notice period set forth in Section 5 of the Second Amendment to Lease.

15. Any death or incapacity of Guarantor shall constitute a breach and default under the Second Amended Lease and this Guaranty, unless the surviving Guarantor shall substitute the deceased or incapacitated Guarantor with a replacement Guarantor acceptable to Landlord within a period of ten (10) days of such death or incapacity.

16. If for valid business purposes Guarantor shall intend to assign, encumber, pledge, lien, transfer, sell or convey (directly or indirectly or by operation of law) any of Guarantor's rights, title and interests in and to any of Guarantor's ownership interests of New Tenant (collectively, an "Interest Assignment"), Guarantor shall notify Landlord in writing of its intent and details and documentation supporting the valid buisness purposes and Landlord shall, not later than twenty (20) calendar days following receipt of the notice notify Guarantor in writing of Landlord's acceptance or rejection of Guarantor's proposed Interest Assignment. Landlord's acceptance or rejection shall not be unreasonably delayed, conditioned or withheld. Without limiting the foregoing, it shall be reasonable for Landlord to withhold consent to an Interest Assignment if Landlord determines that the proposed assignee has inadequate or inferior assets, net worth, liquidity, goodwill or market reputation, or increased liabilities, in each case when compared to Guarantor. Landlord's lack of response within the foregoing period shall be deemed Landlord's rejection of the Interest Assignment.

17. The obligations of Guarantor hereunder shall survive and continue in full force and effect until payment in full and performance of all duties, obligations and liabilities of New Tenant under the Second Amended Lease and of Guarantor under this Guaranty (hereinafter called the "<u>Indebtedness</u>"), notwithstanding: (a) any release or termination of the liability of New Tenant or any other guarantor, by express or implied agreement with Landlord or by operation of law; (b) the Indebtedness or any part thereof is deemed to have been paid or discharged by operation of law or some act or agreement of Landlord; (c) recovery upon the Indebtedness may be or hereafter becomes barred by any statutes of limitation, by bankruptcy, by insolvency, by reorganization, or any other means; or (d) the Indebtedness may be or hereafter becomes unenforceable or invalid.

18. GUARANTOR HEREBY WAIVES ITS RIGHT TO A JURY TRIAL OF ANY

CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS GUARANTY, OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THE SECOND AMENDED LEASE, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. GUARANTOR FURTHER WARRANTS AND REPRESENTS THAT GUARANTOR HAS REVIEWED THIS WAIVER WITH LEGAL COUNSEL, AND THAT GUARANTOR KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

19. Guarantor represents and warrants to Landlord that: (i) Guarantor is receiving fair consideration and reasonably equivalent value for its execution of this Guaranty; (ii) Guarantor is not now insolvent, nor will the execution of this Guaranty render Guarantor insolvent; (iii) the execution of this Guaranty will not leave Guarantor with unreasonably small capital or assets in order to conduct the business of Guarantor as currently conducted; (iv) the obligations incurred under this Guaranty have not been incurred with the intent to hinder, delay, or defraud present or future creditors; (v) the execution of this Guaranty is not intended or believed by Guarantor to be an incurrence of an obligation or debt of Guarantor beyond Guarantor's ability to pay such obligation or debt as it becomes due; and (vi) no Guarantor has committed any act of bankruptcy, no proceeding in bankruptcy has been begun by or against Guarantor, and no Guarantor knows of no such proceeding which is now contemplated.

20. Guarantor hereby represents and warrants that Guarantor is and will continue to be fully informed about all aspects of the financial condition and business affairs of New Tenant, and any other guarantor of the Indebtedness, that Guarantor deems relevant to the obligation of Guarantor hereunder, and Guarantor hereby waives and fully discharges Landlord from any and all obligations to communicate to Guarantor any information whatsoever regarding the Indebtedness, Tenant, the Lease, or the financial condition, business affairs or otherwise of Tenant or any other guarantor of the Indebtedness.

21. Landlord (and each of its Affiliates) is hereby authorized at any time and from time to time, and without notice, to withhold, offset, recoup, or debit any amounts Landlord owes to Guarantor against any amount the Guarantor or New Tenant owes to Landlord or its Affiliates, whether such liability (a) is now or hereafter existing, direct or indirect, absolute or contingent, matured or unmatured, or (b) arises under this Agreement or any other agreement between or among any of Guarantor or New Tenant, and Landlord. The rights under this Section are in addition to any and all other rights and remedies that Landlord or any of its Affiliates may have, whether at law, in equity, or otherwise. For purposes hereof, the term "Affiliate" means with respect to a Person, any other Person that, directly or indirectly, controls, is controlled by, or is under common control with, the specified Person. As used in this definition, the term "control" means (i) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through ownership of voting securities, by contract, or otherwise, or (ii), if the Person is a trust, the sole power and authority to revoke, terminate, amend, or modify the trust or the trust agreement, declaration of trust, or other instrument under which the trust was

created, and veto any decision of any trustee of such trust. Ownership of more than 50% of the beneficial interests of an entity shall be conclusive evidence that control exists.

22. Unless the spouse of a Guarantor joins in the signing of this Guaranty for the purpose of binding and consenting to the commitment of the marital community property of Guarantor and the undersigned, in accordance with Arizona Revised Statutes § 25-214, each Guarantor hereby represents and warrants such Guarantor is unmarried.

23. All notices, statements or other communications which are required or contemplated by this Guaranty shall be in writing and shall be either personally served upon the person entitled thereto, mailed, postage prepaid, by registered or certified mail, return receipt requested, or delivered by overnight delivery service, and addressed to such person at the mailing address set forth below. All such notices, statements and other communications shall be deemed furnished to the person entitled thereto (a) on the date of service, if personally served, (b) on the first business day after the date on which delivered to an overnight delivery service, or (c) on the third business day after the date on which mailed.

To Landlord at:	Zoned Arizona Properties, LLC Attn: Zoned Properties, Inc. 8360 E Raintree Dr, Ste 230 Scottsdale, Arizona 85260
To Guarantor at:	Address 7077 Winchester Circle Boulder, CO 80301

The addresses for notice may be changed from time to time by either party by serving notices as provided in this Section.

IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be executed as of the date set forth above.

GDL INC.,
a Colorado corporation

By: [signature]
Name: Alana Malone
Its: Partner + CEO

STATE OF Colorado)
) ss.
County of Boulder)

The foregoing instrument was acknowledged before me this 18 day of November, 2022, by Alana Malone, Partner + CEO of GDL Inc., whose identity was proven to me on the basis of satisfactory evidence to be the person who he claims to be, and acknowledged that he signed the above document for and on behalf thereof.

[signature]
Notary Public

MARGARET COUGHLAN
NOTARY PUBLIC
STATE OF COLORADO
NOTARY ID 20194042854
MY COMMISSION EXPIRES NOVEMBER 12, 2023